Exhibit 99.1

Press Release August 4, 2026	7575 W. Jefferson Blvd. Fort Wayne, IN 46804

Theresa E. Wagler to become Steel Dynamics’ President and Chief Executive Officer;

Mark D. Millett to become Steel Dynamics’ Executive Chairman

Senior Leadership Organizational Changes Positioning Steel Dynamics for Long-Term Growth

FORT WAYNE, INDIANA August 4, 2026 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced that the company’s board of directors unanimously approved that effective January 1, 2027, Theresa E. Wagler will become the company’s President and Chief Executive Officer upon Mark D. Millett’s concurrent retirement as CEO and transition to Executive Chairman of the board of directors. Ms. Wagler will become a member of the Steel Dynamics’ board of directors effective immediately.

Today’s announcement reflects the culmination of a thoughtful and comprehensive succession planning process and supports continuity as Steel Dynamics continues to advance its strategy as a world leading metals solutions company.

“On behalf of the board of directors, I want to thank Mark for his exceptional leadership and contributions to the global industry and to the outstanding company he co-founded over 30 years ago,” said Kenneth Cornew, the company’s Lead Independent Director. “Under Mark’s leadership the company has gone through a period of unprecedented transformational growth, while strengthening Steel Dynamics entrepreneurial culture, strategic positioning, and opportunity for continued long-term success. We are thankful to have him transition into the role of Executive Chairman in the new year.

“We congratulate Theresa on her appointment as President and CEO,” continued Cornew. “Theresa has served as Executive Vice President and CFO since 2007 and has been an integral part of the strategy and leadership of the company since joining Steel Dynamics 28 years ago. She is disciplined, strategic, and a highly respected leader with a deep understanding of Steel Dynamics’ culture, strategy, and businesses. This appointment reflects our confidence in her ability to lead the company forward into its next chapter of growth and value creation for our teams, customers, and shareholders.”

“Theresa’s appointment recognizes her leadership as the company has grown,” said Millett. “We have worked together for decades, and she has played a pivotal role in our success. Theresa has earned the full confidence of the board and the leadership team, and I am proud and excited to transition the role of Chief Executive Officer to her.”

Richard A. Poinsatte, the company’s Executive Vice President and Treasurer, will succeed Wagler as the company’s Executive Vice President and Chief Financial Officer on January 1, 2027. Additionally, in support of the company’s long-term growth, succession plan, and talent development, the following senior leadership changes are taking place effective September 1, 2026:

▪	Barry Schneider, Executive Vice President and Chief Technology Officer

Barry Schneider will be assuming the new strategic growth role of Executive Vice President and Chief Technology Officer. The company is adding this executive leadership role to drive product and technology development, process innovation, and capitalize on the company’s continued decarbonization journey. In this new role, Mr. Schneider will also assume oversight of the company’s decarbonization strategy and continue to have companywide oversight of safety and information technology. Mr. Schneider has been with Steel Dynamics since the beginning, holding various leadership roles within the entire organization.

▪	Miguel Alvarez, Executive Vice President and Chief Operating Officer Aluminum Flat Rolled Products and Metals Recycling Operations

In addition to his current oversight of the company’s new strategic aluminum investments, Mr. Alvarez will assume executive oversight of the company’s metals recycling business, with Matt Bell, Vice President of Metals Recycling, continuing to lead the platform, reporting directly to Mr. Alvarez. Mr. Alvarez joined the company in 2019 as Senior Vice President, Southwest U.S. and Mexico to support the company’s steel and metals recycling growth strategy in that region. Subsequently, he was promoted to lead the company’s metals recycling platform from March 2022 to October 2025.

▪	James Anderson, Executive Vice President and Chief Operating Officer Construction Products Operations

In addition to his current oversight of the company’s long products steel group, Mr. Anderson will assume executive oversight of the company’s steel fabrication business, with Chad Bickford, Vice President of Steel Fabrication, continuing to lead the platform, reporting directly to Mr. Anderson. Mr. Anderson joined SDI in 2007, as a principal of an acquired flat rolled steel galvanizing company. Subsequently, he was promoted to lead the company’s steel fabrication business from 2015 to 2024, where he successfully diversified and grew the business.

▪	Christopher Graham, Executive Vice President and Chief Operating Officer Flat Rolled Steel Operations

Mr. Graham has been promoted in recognition of the scale of the company’s flat rolled steel operations and continued associated product diversification and growth opportunities, as well as his leadership contributions to the company overall, especially within the discipline of maintaining the company’s performance-driven, entrepreneurial culture. Mr. Graham has been with Steel Dynamics since the beginning, holding various leadership roles within the steel and steel fabrication operations.

About Theresa E. Wagler

Ms. Wagler has been the company’s Executive Vice President, Chief Financial Officer and Corporate Secretary since May 2007. Ms. Wagler joined Steel Dynamics in 1998, and has held various strategic, operational, finance, and accounting positions. She is responsible for and oversees the areas of accounting and taxation, treasury, risk management, legal, cybersecurity, human resources, companywide decarbonization strategy, and strategic business development, as well as, financial planning and analysis, investor relations, and corporate communications. Ms. Wagler has been especially influential and instrumental in the company’s strategic growth positioning, differentiation, and capital allocation execution.

Additionally, Ms. Wagler also has held leadership roles for companywide safety, expansion and commercialization of copper wire and rod operations, and expansion and commercialization of decarbonized product offerings through the use of biocarbon.

Prior to joining Steel Dynamics, Ms. Wagler was a certified public accountant with Ernst & Young LLP. Ms. Wagler graduated from Taylor University with a bachelor’s degree in accounting and systems analysis. In addition, she serves as a director, a member of the audit committee, and chairperson of the compensation committee for CF Industries Holdings, Inc., a public company. She also serves as a trustee for Trine University and a director for the Metals Service Center Institute.

About Richard A. Poinsatte

Mr. Poinsatte was appointed Senior Vice President in October 2023, and as Treasurer is responsible for the areas of treasury, legal, business development, cybersecurity, business development, and risk management. Mr. Poinsatte joined Steel Dynamics in 2000, as the Chief Financial Officer of one of the company’s joint venture businesses, which is now part of the steel fabrication platform. During his time, he has held positions of increasing responsibility, including the operating position of General Manager of the company’s Florida steel fabrication plant. Since 2008, he served as Treasurer and has been responsible for the company’s treasury strategy, investment portfolio, risk management, and legal applications, along with numerous other companywide financial applications.

Prior to joining Steel Dynamics, Mr. Poinsatte was a certified public accountant with Ernst & Young LLP. Mr. Poinsatte earned a Bachelor of Business Administration with a concentration in accounting from the University of Notre Dame. In addition, Mr. Poinsatte serves as the Chairman of the Board of Trustees for the University of Saint Francis.

About Steel Dynamics, Inc.

Steel Dynamics is a leading industrial metals solutions company, with facilities located throughout the United States, and in Mexico. The company operates using a circular manufacturing model, producing lower-carbon-emission, quality products with recycled scrap as the primary input. Steel Dynamics is one of the largest domestic steel producers and metal recyclers in North America, combined with a meaningful downstream steel fabrication platform. The company also invested in aluminum operations, further diversifying its product offerings to supply aluminum flat rolled products with high recycled content to the countercyclical sustainable beverage can industry, in addition to the automotive and industrial sectors. Steel Dynamics is committed to operating with the highest integrity and to being the safest, most efficient producer of high-quality, broadly diversified, value-added metal products.

Contact: Investor Relations — +1.260.969.3500